                                                                    Exhibit 99.1

                     JOINT FILING AND SOLICITATION AGREEMENT

      WHEREAS,   certain  of  the  undersigned  are   stockholders,   direct  or
beneficial, of Kensey Nash Corporation, a Delaware corporation (the "Company");

      WHEREAS,  Starboard  Value and  Opportunity  Master  Fund  Ltd.,  a Cayman
Islands  exempted  company  ("Starboard"),   Parche,  LLC,  a  Delaware  limited
liability company ("Parche"),  RCG Starboard  Advisors,  LLC, a Delaware limited liability  company,  Ramius Capital Group,  L.L.C., a Delaware limited liability company ("Ramius  Capital"),  C4S & Co.,  L.L.C.,  a Delaware limited  liability company, Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss, Jeffrey M. Solomon,
Ceasar  Anquillare,  Peter A. Feld and Jeffrey C. Smith wish to form a group for the purpose of seeking  representation  on the Board of Directors of the Company at the 2007 annual meeting of stockholders of the Company,  or any other meeting of  stockholders  held in lieu  thereof,  and any  adjournments,  postponements, reschedulings or  continuations  thereof (the "2007 Annual Meeting") and for the purpose of taking all other action necessary to achieve the foregoing.

      NOW, IT IS AGREED, this 10th day of October 2007 by the parties hereto:

      1. In accordance with Rule 13d-1(k)(1)(iii)  under the Securities Exchange
Act  of  1934,  as  amended  (the  "Exchange  Act"),  each  of  the  undersigned
(collectively, the "Group") agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments  thereto,  with respect to the securities of the Company. Each member of the Group shall be responsible for the accuracy  and  completeness  of  his/its  own  disclosure  therein,  and  is not responsible for the accuracy and completeness of the information  concerning the other  members,  unless  such  member  knows or has  reason  to know  that  such information is inaccurate.  Ramius Capital or its  representative  shall provide each  member of the Group with  copies of all  Schedule  13D  filings  and other public  filings to be filed on behalf of such  member at least 24 hours prior to the filing or submission thereof.

      2. So long as this agreement is in effect,  each of the undersigned  shall provide  written  notice to  Olshan  Grundman  Frome  Rosenzweig  & Wolosky  LLP
("Olshan") of (i) any of their  purchases or sales of securities of the Company;
or (ii) any  securities  of the  Company  over which they  acquire or dispose of beneficial  ownership.  Notice  shall be given no later than 24 hours after each such transaction.

      3. Each of the  undersigned  agrees to form the Group for the  purpose  of soliciting proxies or written consents for the election of the persons nominated by the Group to the Board of Directors of the Company at the 2007 Annual Meeting
and for the purpose of taking all other actions incidental to the foregoing.

      4. Starboard and Parche shall have the right to  pre-approve  all expenses incurred in connection with the Group's activities and agree to pay directly all such  pre-approved  expenses on a pro rata basis  between  Starboard  and Parche based on the  number of Shares in the  aggregate  beneficially  owned by each of
Starboard and Parche on the date hereof.

      5. Each of the  undersigned  agrees that any SEC filing,  press release or stockholder  communication  proposed  to be made or  issued  by the Group or any member of the  Group in  connection  with the  Group's  activities  set forth in
Section 4 shall be first  approved by Ramius  Capital,  or its  representatives, which approval shall not be unreasonably withheld.

      6. The  relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this  Agreement.  Such relationship  shall be  construed  and  deemed  to be for the  sole and  limited purpose of carrying on such business as described  herein.  Nothing herein shall be construed to authorize  any party to act as an agent for any other party,  or to create a joint venture or partnership,  or to constitute an  indemnification.
Nothing herein shall  restrict any party's right to purchase or sell  securities of the Company, as he/it deems appropriate, in his/its sole discretion, provided that all such sales are made in compliance with all applicable securities laws.

      7. This Agreement may be executed in counterparts,  each of which shall be deemed an original and all of which,  taken together,  shall  constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

      8. In the  event of any  dispute  arising  out of the  provisions  of this
Agreement or their  investment in the Company,  the parties  hereto  consent and submit to the  exclusive  jurisdiction  of the Federal  and State  Courts in the
State of New York.

      9. Any party hereto may terminate his/its obligations under this Agreement on 24 hours' written  notice to all other parties,  with a copy by fax to Steven
Wolosky at Olshan, Fax No. (212) 451-2222.

      10. Each party  acknowledges that Olshan shall act as counsel for both the
Group and Ramius Capital and its affiliates  relating to their investment in the
Company.

      11. Each of the  undersigned  parties  hereby  agrees that this  Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii)
under the Exchange Act.

                                       2

      IN WITNESS  WHEREOF,  the parties  hereto have caused this Agreement to be executed as of the day and year first above written.

PARCHE, LLC                                 RCG STARBOARD ADVISORS, LLC
By: RCG Starboard Advisors, LLC, its        By: Ramius Capital Group, L.L.C.,
managing member                             its sole member

STARBOARD VALUE AND OPPORTUNITY             RAMIUS CAPITAL GROUP, L.L.C.
MASTER FUND LTD.                            By: C4S & Co., L.L.C.,
By: RCG Starboard Advisors, LLC, its        as managing member
investment manager
                                            C4S & CO., L.L.C.

                           By: /s/ Jeffrey M. Solomon
                               -----------------------
                            Name: Jeffrey M. Solomon
                           Title: Authorized Signatory

/s/ Jeffrey M. Solomon                      /s/ Peter A. Feld
------------------------                    -------------------------
JEFFREY M. SOLOMON                          PETER A. FELD
Individually and as attorney-in-fact
for Peter A. Cohen, Morgan B. Stark
and Thomas W. Strauss

/s/ Jeffrey C. Smith
------------------------
JEFFREY C. SMITH
Individually and as attorney-in-fact
for Ceasar Anquillare